Registration No of the Contract

No 008, 2008

Technology Development (Commission) Contract

Program name: SSEC Budget Control Information System

Entrusting party (party A): China Petroleum Chemical Group Shanghai Engineering Co., Ltd.

Entrusted party (party B): Pansoft (Jinan) Company Ltd.

Signature date: December 10, 2007

Signature address: No 769, Zhangyang Road, Pudong New Area, Shanghai

Valid period: December 10, 2008

Printed by PRC Ministry of Science & Technology

Filling Instructions

I This contract is the demonstrated version of Technology Development (Commission) Contract printed by PRC Ministry of Science & Technology; each Technology Contract Registration Authority may recommend contract parties for reference and use.

II This contract is intended for that one party entrusts the other party to develop new technology, new product, new techniques, new material or new varieties and its system.

III When multiple persons involved in either party, list under "entrusting party", "entrusted party" (supplementary pages) as combined entrusting persons or entrusted persons according to their roles in the party.

IV For the unmentioned items in this contract, both parties may agree on supplementary pages, taking as an inalienable part of the contract.

V With regard to agreed non-filling clauses in this contract, a "NO" sign should occur beside this clause.

Technology Development (Commission) Contract

Entrusting party (party A): China Petroleum Chemical Group Shanghai Engineering Co., Ltd.

Address: No 769, Zhangyang Road, Pudong New Area, Shanghai

Legal representative: Wu Derong

Contact person of program: Chen Yingbiao Chen Jie Li Guo

Communication address: No 769, Zhangyang Road, Pudong New Area, Shanghai

Phone: 58366600-3325 Fax: 58354318

Email: chenyingbiao@ssec.com.cn

Entrusted party (party B): Pansoft (Jinan) Company Ltd.

Address: Floor 3, Qilu Software Building, High & New Tech Area, Jinan, Shandong

Legal representative: Wang Hu

Contact person of program: Song Huawen

Communication address: Floor 3, Qilu Software Building, High & New Tech Area, Jinan, Shandong

Phone: 0531-88871165 Fax: 0531-88871164

Email: songhuawen@pansoft.com.cn

Party A entrusts party B to research and develop the program of SSEC Budget Control Information System and pays the research fund and compensation. Party B accepts this research program. In accordance with *PRC Contract Law* and on the basis of authenticity, adequacy and consultation of both parties, this contact is hereby formulated. The following clauses should be strictly abided by and implemented.

Clause 1 Requirements on this program are as follows:

1. Technology objectives: establish a set of information management system based on customers' information provided by the Finance Department and coordinate

Finance Department for online use so as to satisfy present management and business need.

2. Technology contents: specific development includes budget filling and adjustment, contract management, exterior expenses management, expenses reimbursement management, financial receipt generation, statements analysis. (Specific details are referred to in contract attachment: *Demand and Solution Program for SSEC Budget Control Information System*)

3. Technology method and guideline: development tool: Microsoft .net 2.0, database system: Sybase ASE 12.5.

Clause 2 Party B should submit R & D plan to party A no less than 10 days after the contract takes effect.

R & D plan should include the following contents:

1. Demand and Solution Program for SSEC Budget Control System;

2. Development and Implementation of Budget Control System and Personnel Distribution

3. Non

Clause 3 Party B should carry out R & D according to the following steps:

1. Begin research and analysis on the first half of December, 2007 and confirm program objectives;

2. Complete main development tasks on December 31, 2007;

3. Start software trial operation on January 4, 2008 and submit it to client for operation;

4. Complete acceptance and transference of software in April, 2008

Clause 4 Party A should provide party B with the following technological data and coordination items:

1. Technology data list: brief customers' demand document, management flow file, related demand statements and printing receipt, system application data.

2. Supplying time and means: confirme with development personnel from party B on the first half of December, 2007

3. Other coordination items: with regard to other problems during the process of

development, both parties should communicate on principles of active cooperation and coordination so as to help party B resolve problems and complete each objective as soon as possible.

After the completion of contract, the said technology data should be handled in the following way: party B returns paper files to party A (except necessary files for follow-up maintenance). For E-mail involved with business secrets deemed by party A, party B should delete it irretrievably. (except necessary files for follow-up maintenance)

Clause 5 Party A should pay R & D funds and compensation in the following way:

1. Total R & D funds and compensation: ￥ 260,000

Of which: (1) System analysis and design expenses ￥ 50,000 (in capital: fifty thousand)

(2) System development expenses ￥ 180,000 (in capital: on hundred and eighty thousand)

(3) System implementation and maintenance expenses ￥ 30,000 (in capital: thirty thousand)

(4) Non

2. R & D funds should be paid to party B by installment (one time, installment or deduction). The specific payment and time are as follows:

(1) Within 7 days after the contract taking effect, party A afford down payment ￥ 80,000 (in capital: eighty thousand)

(2) Within 7 days after the software is transferred to party A for operation, party A afford R & D funds ￥ 160,000 (in capital: one hundred sixty thousand)

(3) Within 7 days after the acceptance of software for one month, party A afford the remaining amount ￥ 20,000 (in capital: twenty thousand)

(4) Non

Party B's bank account, address, and account number:

Account bank: Merchant Bank, Jinan Branch, Heping Road Sub-Branch

Address: Room 317, Qilu Software Building, High & New Tech Area, Jinan

Account No: 161-4080696810001

3. Both parties confirm that this software system is only used inside party A. Party A should not use this program for other commercial purposes.

Clause 6 Change on this contract should be confirmed in written form by both parties through consultation. However, if one of the following situations occurs, one party in question may propose on change on rights and obligations of the contract, the other party should response within 15 days; if no response during this period, agreement is deemed:

1. Contract contents should be reconsidered due to big change in party A's demand
2. Party B can't realize party A's demand due to present technology and environmental restrictions
3. Other items related to important contents of the contract needing change
4. Non

Clause 7 Without party A's permission, party B should not transfer part of or whole program to the third party.

Clause 8 If the program is failed or partially failed due to insurmountable technological difficulties under present technological level and condition during the implementation of contract, which consequently brings losses to one party or two parties, both parties should consult on it in line with actual losses and corresponding compensation should be given.

Clause 9 During the implementation of contract, if the development technology has been released by others (including releasing through patent), one party in question should notify the other party to terminate this contract no less than 10 days. If no notice is given within this period and the other party has suffered losses, this party in question reserves rights to give the other party compensation.

Clause10 Confidential obligations confirmed by both parties during the implementation of contract:

Party A:

1. Confidential contents (including technological and operational information): software data structure, related software system and development data should not be provided to the third party, however, which can be used inside the unit.

2. Confidential scope: personnel related to system

3. Confidential period: two years

4. Tipping liabilities: compensation should be confirmed in line with losses incurred by tipping.

Party B:

1. Confidential contents (including technological and operational information): confidential obligation should cover business data, various inside financial data and business management flow provided by party A.

2. Confidential scope: design, development and implementation personnel related to program

3. Confidential period: two years

4. Tipping liabilities: compensation should be confirmed in line with losses incurred by tipping.

Clause 11 Party B should provide party A with R & D results in the following means:

1. Submitting form and quantity of R & D results: system solution program (written file and E-version, one copy for each), software installment procedure (one CD), system installment manual (written file and E-version, one copy for each), user's operation manual (written file and E-version, one copy for each).

2. Submitting time and place of R & D results: all said data should be submitted during program acceptance; the submitting place is at party A's place or confirmed by both parties.

Clause 12 Both parties confirm that party A should accept party B's R & D results in the following way and criteria: function normally according to party A's actual test data and reach the objective of system

Clause 13 Party B should make sure that its R & D results have not infringed lawful rights of any third party. If a third party has charged party A on technology infringement, party B should coordinate party A to solve disputes and shoulder corresponding liabilities.

Clause 14 Both parties confirm on the ownership of R & D results and related intellectual property rights during the implementation of contract, 1 should be adopted

in dealing with it:

1. Party B (party A, party B, both parties) enjoys rights to apply for patent.

After the acquisition of patent, use and relevant interests should be distributed as follows: non

Special agreement on the ownership of intellectual property rights related to the contract is as follows: party A should install and use this system inside the company and not provide it to any third party for use: party B reserves rights to continue using source code.

Clause 15 Both parties confirm, after the handover of R & D results, on request of party A, party B should provide technological guidance and training on party A's designated personnel, or provide technological service related to the application of R & D results.

1. Contents of technological service and guidance: train related personnel to skillfully master the software

2. Place and means: place of party A, field training

3. Expenses and payment means: non

Clause 16 Both parties confirm: with regard to halting, postponement or delaying of R & D work due to the breaching of contract caused by either party, breaching liabilities should be borne in line with the following agreements:

1. If the other party(party without error) has suffered loss or damage due to the breaching of contract of one party (breaching party), the breaching party should afford all losses, damage, fees and expenses suffered or incurred on the party without error:

2. Party B should perform obligations strictly abiding by contractual agreement; if it delays performing, it should pay penalty to party A. Penalty for one day delayed should be calculated in line with [0.5%] of total contract amount in Clause 2 of this contract.

3. Whatever stipulations in other clauses of this contract, the accumulative breaching liabilities and penalties afforded by party A for party B should not exceed [5] % of total contract amount:

Clause 17 Both parties confirm, within the valid period of this contract, party A

designates Li Guo, Chen Yingbiao as the contact person of party A's program, party B designates Song Huawen as the contact person of party B's program.

Contact persons of the program bear the following liabilities:

1. In charge of specific communication and arrangement on program progress, demand, program plan

2. In charge of consultation on disputes over both parties:

3. ____________

When one party changes contact person of program, it should notify the other party in written form. If the performing on this contract is delayed or corresponding losses are suffered due to untimely notice, the party in question should bear corresponding liabilities.

Clause 18 Both parties confirm: when performing on this contract becomes unnecessary or impossible due to the following situation, one party may notify the other party to terminate this contract:

1. Due to force majeure or important technological risks

2. Non

Clause 19 Both parties should amicably solve disputes over performing this contract. When the disputes can't be dissolved through consultation, confirm ____ as the means for handling disputes:

1. Apply for arbitration in the Arbitration Committee where contract signature place locates;

2. File proceeding on people's court according to law

Clause 20 Other items over this contract confirmed by both parties: non

Clause 21 This contract has four copies; each party holds two, bearing same legal effect.

Clause 22 This contract takes effect after signature and seal by both parties

Clause 23 Detail information on training, technological service and system upgrade is seen in program demand analysis, which is an inalienable part of this contract.

Party A: China Petroleum Chemical Group Shanghai Engineering Co., Ltd. (seal)

Legal representative/entrusted agent: Wu Derong (signature)

Contact person: Chen Yingbiao Chen Jie

December 28, 2007

Party B: Pansoft (Jinan) Company Ltd (seal)

Legal representative/entrusted agent: Wang Hu (signature)

December 10, 2007